Exhibit 2.1
                               EXCHANGE AGREEMENT

THIS AGREEMENT made effective the 1st day of January, 2000.

AMONG:

                  DELTA CAPITAL TECHNOLOGIES INC., a company validly subsisting under the laws of Delaware with an office at Suite 255, 999 - 8th St. SW Calgary, AB T2R 1J5 Canada
                 ("Delta")

AND:
                  THE MATRIDIGM CORPORATION, a company validly subsisting under the laws of Alberta with an office at Suite 812B - 16th Ave. SW, Calgary, Alberta T2R 0S9 ("Matridigm")

AND:
                  MICHAEL STEELE of 2351 Chicootimi Drive, N.W., Calgary, Alberta, T2L 0W2 ("Steele")

AND:
                  CECILIA LANZ of 95 Sandringham Way, N.W., Calgary, Alberta, T3K 3V7 ("Lanz")

AND:
                  DIANA STEELE of 2351 Chicootimi Drive, N.W., Calgary, Alberta, T2L 0W2 ("D. Steele")

AND:
                  ANDRE LANZ of 95 Sandringham Way, N.W., Calgary, Alberta, T3K 3V7 ("A. Lanz")

AND:
                  ROBERT SWEETMAN of #4 - 2031 - 34th Avenue, S.W., Calgary, Alberta, T2T 2C4 ("Sweetman")

                  (Steele, Lanz, D. Steele, A. Lanz and Sweetman known
                   collectively as the "Shareholders")

WHEREAS:

A. Delta is a publicly traded company organized pursuant to the laws of Delaware, USA;

B. Matridigm is a private company organized pursuant to the laws of Alberta, Canada;

C. The Shareholders are the registered and beneficial owners of 100% of the issued and outstanding common shares of Matridigm (the "Matridigm Shares");

D. Delta has agreed to purchase the Matridigm Shares and the Shareholders have agreed to sell the Matridigm Shares to Delta on the terms and conditions of this Agreement.

         NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual promises, and agreements herein contained, the parties hereto agree as follows:

1.       INTERPRETATION

1.1 In this Agreement and in the recitals and Schedules hereto, unless the context otherwise requires, the following expressions will have the following meanings:

     (a) "Act" means the Securities Act (Alberta) and the Regulations and Rules passed thereunder, as amended from time to time;

     (b)  "Assets" means the assets of Matridigm described in Schedule "A";

     (c)  "Closing" means the closing of the transactions contemplated herein;

     (d) "Closing Date" means as soon as reasonably possible at a time and place to be agreed upon by the parties hereto, but in any event on or before April 6, 2000, unless otherwise agreed by all the parties;

     (e)  "Delta" means Delta Capital Technologies Inc.;

     (f) "Exchanged Securities" means 500,000 common shares of Delta and 490,000 warrants;

     (g) "Exchange of Interest" means the exchange of the Matridigm Shares for the Exchanged Securities as contemplated by Section 3 of this Agreement;

     (h) "Line of Credit" means a line of credit and corporate credit cards of Matridigm in the amount of Cdn$55,000 which has been substantially drawn down on and the payment of which has been guaranteed by Steele and Lanz;

     (i)  "Matridigm" means The Matridigm Corporation;

     (j) "Matridigm Shares" means 100% of the issued and outstanding common shares of Matridigm;

     (k) "Shareholders" means the shareholders of Matridigm being, Michael Steele, Cecilia Lanz, Diana Steele, Andre Lanz and Robert Sweetman;

     (l) "Warrant" means a warrant to purchase one common share of Delta at an exercise price of US$2.00 per common share, exercisable for a period of 7 years from the date of issuance;

     (m)  "1933 Act" means the United States Securities Act of 1933.

1.2  The following schedules are incorporated by reference into this Agreement:


         Schedule          Description

         A                 Assets of Matridigm
         B                 Delta's 10SB filing with the Securities and Exchange
                           Commission including financial Statements up to and
                           including September 30, 1999
         C                 Financial Statements of Delta for the fiscal period ended December 31, 1999
         D                 Delta's outstanding stock options as at January 1, 2000



         E                 Financial Statements of Matridigm for the fiscal period ended December 31, 1998
         F                 Financial statements of Matridigm for the fiscal period ended December 31, 1999
         G                 Employment Agreement between Delta and Michael Steele
         H                 Employment Agreement between Delta and Cecilia Lanz
         I                 Employment  Agreement memo outlining the proposed terms of an Employment  Agreement between Delta and
                           Robert Sweetman


2.       REPRESENTATIONS AND WARRANTIES

2.1      Common Representations and Warranties

         Each of Delta and Matridigm represents and warrants to the other, as representations and warranties upon which each party have relied in entering into this Agreement, which will be true at the Closing Date, and which will survive the execution hereof, that:

     (a) it is a body corporate duly formed, organized and validly subsisting under the laws of its incorporating jurisdiction;

     (b) it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

     (c) neither the execution and delivery of this Agreement, nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated will be in violation of its constating documents, or conflict with, or will result in the breach of, or accelerate the performance required by, any agreement to which it is a party and will not result in the creation or imposition of any lien, encumbrance or restrictions of any nature whatsoever in favour of a third party upon or against its assets;

     (d) no proceedings are pending for, and neither party is aware of any basis for the institutions or any proceedings leading to is dissolution or its winding-up, or the placing or it into bankruptcy, or becoming subject to any other laws governing the affairs of insolvent persons.

2.2      Delta's Representations and Warranties

         Delta represents and warrants to the Shareholders and Matridigm, as representations and warranties upon which the Shareholders and Matridigm has relied in entering into this Agreement, which will be true at the Closing Date, and which will survive the execution hereof, that:

     (a) the authorized capital of Delta consists of 100,000,000 common shares with a par value of US$0.001 per common share of which 14,100,000 common shares are validly issued, fully-paid and non-assessable a further approximately 135,000 shares to be issued pursuant to a proposed conversion of approximately US$410,000 of debt owing to Bonanza Management Ltd.;

     (b) no finder's fees, commissions or financial service fees of any type whatsoever are payable by Delta in connection with transactions contemplated by this Agreement;

     (c) the financial statements of Delta for the fiscal period ended July 31, 1999 and the interim period ended September 30, 1999 attached hereto as part of Schedule "B" and the financial statements of Delta for the fiscal period ended December 31, 1999 attached hereto as Schedule "C" delivered to the Shareholders present fairly, in all material respects, the financial position of Delta as at July 31, 1999, September 30, 1999 and December 31, 1999 and the results of operations and the changes in financial position for those periods in accordance with generally accepted accounting principles applied on a consistent basis and do not omit to state any material fact that is required by generally accepted accounting principles, or by applicable law, to be stated or reflected therein, or which is necessary to make the statements contained therein not misleading;

     (d) since December 31, 1999, Delta has carried on its business in the ordinary and normal course of the routine daily affairs of such business. Since such date, other than otherwise disclosed herein, there has been no material change in the business, operations, affairs or conditions of Delta financial or otherwise, including, without limitation, any change arising as a result of any legislative or regulatory change, modification, revocation, or suspension or any material license or right to do business, fire, explosion, accident, casualty, labour trouble, flood, drought, riot, storm, expropriation, condemnation, act of God, or otherwise, except changes occurring in the ordinary course of the routine daily affairs of business, which changes have not materially adversely affected the organization, business, properties, prospects, or financial condition of Delta;

     (e) no order prohibiting the issue and sale of securities by Delta has been issued and no proceedings for this purpose have been instituted, are pending, or, to the knowledge of Delta, contemplated;

     (f) this Agreement and any statement furnished to the Shareholders by Delta, or on behalf of Delta do not contain and will not contain an untrue statement of material fact or omit or will omit to state a material fact or circumstance necessary to make the statements contained herein or therein not misleading, or which may be material in Delta's decision to enter into this Agreement;

     (g) there are no material liabilities, contingent or otherwise, of Delta which are not disclosed in Schedule "B" attached hereto and the outstanding loans referred to in paragraph (k) below and Delta has not guaranteed, or agreed to guarantee, any debt, liability or other obligation of any person, firm or corporation;

     (h) no person, other than as set out in Schedule "D", has any right, agreement, or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option:

         (i) to require Delta to issue any further or other shares in its capital or any security or other instrument convertible or exchangeable in to shares in its capital, or to convert or exchange any security or other instrument into, with or for shares in its capital;

         (ii) for the issue or allotment of any of the authorized but unissued shares in its capital;

         (iii)  to require Delta to create any additional shares in its capital;

         (iv) to require Delta to purchase, redeem, or otherwise acquire any of the issued and outstanding shares in its capital;

         (v) to require Delta to distribute any or all of its assets, or to declare any dividends;

          (vi) to purchase or otherwise acquire any securities of Delta;

     (i) the Exchanged Securities to be issued to the Shareholders pursuant to the provisions of section 3, when issued, will be validly issued as fully paid and non-assessable and will be free of all resale restrictions other than the hold period imposed by the Act and any resale restrictions imposed by the 1933 Act;

     (j) Delta has the corporate power to own the assets owned by it and to carry out the business carried on by it and is duly registered and qualified to carry on business in the jurisdiction in which it carries on;

     (k) Delta is not indebted to any affiliate or director or officer of Delta other than is set out in the financial statements attached hereto as part of Schedule "C" and Delta has no outstanding loans other than a loan made by Bonanza Management Ltd. to Delta in the amount US$410,000 as of February 29, 2000 which is anticipated to be settled by the issuance of common shares of Delta at a deemed price of US$3.00 per share and a loan by Smart Technologies Inc. in the amount of US$20,000;

     (l) no dividends or other distribution of any shares in the capital of Delta have been made, declared or authorized;

     (m) there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of Delta threatened against or affecting Delta at law or in equity or before or by any governmental agency or authority having jurisdiction;

     (n) Delta is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it;

     (o) all taxes, assessments, levies and other amounts which Delta is required by law to pay, withhold or collect, will have been duly paid, withheld or collected before the Closing Date; provided, however, that none of the foregoing need be paid while the same is being contested in good faith by appropriate proceedings diligently conducted;

     (p) no director of Delta is indebted or under obligation to Delta on any account whatsoever;

     (q) all material transactions of Delta have been promptly and properly recorded or filed in or with its respective books and records. The minute books of Delta contain all records of the meetings and proceedings of shareholders and directors thereof;

     (r) the performance of this Agreement will not be in violation of the constating documents of Delta or of any agreement to which Delta is a party and will not give any person or company any right to terminate or cancel any agreement or any right enjoyed by Delta and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favour of a third party upon or against the assets of Delta; and

     (s) it will indemnify Steele and Lanz for their guarantees of the Line of Credit and it will take such steps as required to pay off the outstanding balance under the Line of Credit by December 31, 2000.

2.3               Shareholder's Representations and Warranties

         The Shareholders represent and warrant to Delta, as representations and warranties upon which Delta has relied in entering into this Agreement, which will be true at the Closing Date, and which will survive the execution hereof, that:

     (a) the authorized capital of Matridigm consists of 100 common shares with a par value of Cdn$1.00 per common share of which 100 common shares are validly issued, fully-paid and non-assessable;

     (b) no finder's fees, commissions or financial service fees of any type whatsoever are payable by Matridigm in connection with transactions contemplated by this Agreement;

     (c) the financial statements of Matridigm for the fiscal period ended December 31, 1998 and the interim period ended December 31, 1999 attached hereto as Schedule "E" and Schedule "F" delivered to the Shareholders present fairly, in all material respects, the financial position of Matridigm as at December 31, 1998 and December 31, 1999 the results of operations and the changes in financial position for those periods in accordance with Canadian generally accepted accounting principles applied on a consistent basis and do not omit to state any material fact that is required by generally accepted accounting principles, or by applicable law, to be stated or reflected therein, or which is necessary to make the statements contained therein not misleading;

     (d) since December 31, 1999, Matridigm has carried on its business in the ordinary and normal course of the routine daily affairs of such business. Since such date, there has been no material change in the business, operations, affairs or conditions of Matridigm financial or otherwise, including, without limitation, any change arising as a result of any legislative or regulatory change, modification, revocation, or suspension or any material license or right to do business, fire, explosion, accident, casualty, labour trouble, flood, drought, riot, storm, expropriation, condemnation, act of God, or otherwise, except changes occurring in the ordinary course of the routine daily affairs of business, which changes have not materially adversely affected the organization, business, properties, prospects, or financial condition of Matridigm;


     (e) no order prohibiting the issue and sale of securities by Matridigm has been issued and no proceedings for this purpose have been instituted, are pending, or, to the knowledge of Matridigm, contemplated;

     (f) this Agreement and any statement furnished to the Shareholders by Matridigm, or on behalf of Matridigm do not contain and will not contain an untrue statement of material fact or omit or will omit to state a material fact or circumstance necessary to make the statements contained herein or therein not misleading, or which may be material in Matridigm's decision to enter into this Agreement;

     (g) there are no material liabilities, contingent or otherwise, of Matridigm which are not disclosed in Schedule "E" and Schedule "F" attached hereto and Matrigim has not guaranteed, or agreed to guarantee, any debt, liability or other obligation of any person, firm or corporation;

     (h) no person, has any right, agreement, or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option:

          (i) to require Matridigm to issue any further or other shares in its capital or any security or other instrument convertible or exchangeable in to shares in its capital, or to convert or exchange any security or other instrument into, with or for shares in its capital;

          (ii) for the issue or allotment of any of the authorized but unissued shares in its capital;

          (iii) to require Matridigm to create any additional shares in its capital;

          (iv) to require Delta to purchase, redeem, or otherwise acquire any of the issued and outstanding shares in its capital;

          (v) to require Matridigm to distribute any or all of its assets, or to declare any dividends;

          (vi)  to purchase or otherwise acquire any securities of Matridigm;

     (i) the Matridigm Shares (as hereinafter defined) to be transferred to Delta pursuant to the provisions of section 3, when transferred, will be validly issued as fully paid and non-assessable;

     (j) Matridigm has the corporate power to own the assets owned by it and to carry out the business carried on by it and is duly registered and qualified to carry on business in the jurisdiction in which it carries on;

     (k) Matridigm is not indebted to any affiliate or director or officer of Matridigm or any other party other than is set out in the financial statements attached hereto as Schedule "E" and Schedule "F";

     (l) no dividends or other distribution of any shares in the capital of Matridigm have been made, declared or authorized since December 31, 1999;

     (m) there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of Matridigm threatened against or affecting Matridigm at law or in equity or before or by any governmental agency or authority having jurisdiction;

     (n) Matridigm is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it;

     (o) all taxes, assessments, levies and other amounts which Matridigm is required by law to pay, withhold or collect, will have been duly paid, withheld or collected before the Closing Date; provided, however, that none of the foregoing need be paid while the same is being contested in good faith by appropriate proceedings diligently conducted;

     (p) no director of Matridigm is indebted or under obligation to Matridigm on any account whatsoever;

     (q) all material transactions of Matridigm have been promptly and properly recorded or filed in or with its respective books and records. The minute books of Matridigm contain all material records of the meetings and proceedings of shareholders and directors thereof;

     (r) the performance of this Agreement will not be in violation of the constating documents of Matridigm or of any agreement to which Matridigm is a party and will not give any person or company any right to terminate or cancel any agreement or any right enjoyed by Matridigm and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favour of a third party upon or against the assets of Matridigm;

     (s) Michael Steele, Cecilia Lanz, Diana Steele and Andre Lanz are the legal owners of the following common shares of Matridigm, of which Michael Steele and Cecilia Lanz each hold 2.5 common shares in trust for Robert Sweetman:


                           Name                               # of Shares
                           ----                               -----------
                           Michael Steele                         45
                           Cecilia Lanz                           45
                           Diana Steele                            5
                           Andre Lanz                              5

     (t) the Matridigm Shares are free and clear of all liens, charges and encumbrances and no third party has a right to acquire any of the Matridigm Shares;

     (u) the Shareholders are aware that Delta has recently completed private placements of 300,000 shares of Delta.

2.4 The representations, warranties, covenants and agreements by each of the parties contained in this Agreement or any certificates or documents delivered pursuant to the provisions hereof or in connection with the transaction contemplated hereby shall be true at and as of the date of Closing of this Agreement as though such representations and warranties were made at and as of such time. Notwithstanding any investigations or inquiries made by a party prior to the execution of this Agreement or the waiver of any condition by such party, the representations, warranties, covenants and agreements of the other party shall survive the execution and Closing of this Agreement and notwithstanding the share exchange herein provided for, shall continue in full force and effect.

2.5 The representations and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and will survive the Exchange of Interests, and each of Delta and the Shareholders will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by Delta or the Shareholders, as the case may be, and contained in this Agreement.

3.       EXCHANGE OF INTERESTS

3.1 Upon and subject to the terms and conditions of this Agreement, the Sharholders hereby agree to exchange all their right, title and interest in and to the Matridigm Shares for five hundred thousand (500,000) common shares of Delta and 490,000 Warrants (the "Exchanged Securities") which will be subject to the restrictions provided for by the 1933 Act to be allocated as follows:


                                     Shares                   Warrants
         Michael Steele             212,500                    200,000
         Cecilia Lanz               212,500                    200,000
         Diana Steele                25,000
         Andre Lanz                  25,000
         Robert Sweetman             25,000                      90,000


3.2 The Shareholders acknowledge that they may be required to execute and deliver such other documents as may reasonably be requested by Delta in order to obtain necessary regulatory approval of the transactions herein contemplated and the Shareholders hereby agrees to execute and deliver any and all such documents forthwith at such request of Delta provided that such documents. Likewise, once such regulatory approvals have been granted, the Shareholders acknowledge that they will be required to execute and deliver such other documents as may reasonably be requested by Delta in order to effectuate and consummate the Exchange of Interests according to US or Canadian legal requirements and the Shareholders hereby agrees to execute and deliver and to cause to execute and deliver any and all such other documents forthwith at such request of Delta.

3.3 The Shareholders acknowledge that the Exchanged Securities to be allotted and issued to their hereunder pursuant to exemptions from the registration and prospectus requirements of the Act and the 1933 Act, and acknowledge, confirm to and covenant with Delta that:

     (a) they will comply with all requirements of applicable securities legislation in connection with the issuance to it of the Exchanged Securities and the resale of the Exchanged Securities; and

     (b) they are not entering into this Agreement as result of any material information about the affairs of Delta that, to its knowledge, has not been publicly disclosed.


4.       PAYMENT TO MATRIDIGM

4.1  Delta shall, on Closing, pay Cdn$100,000 to the Shareholders as follows:


                           Michael Steele                         $42,500
                           Cecilia Lanz                           $42,500
                           Diana Steele                           $ 5,000
                           Andre Lanz                             $ 5,000
                           Robert Sweetman                        $ 5,000


5.       DIRECTORSHIPS

5.1 On the Closing Date or as soon thereafter as possible Michael Steele will be appointed to the Board of Directors of Delta and Michael Horsey will be appointed to the Board of Directors of Matridigm.


6.       EMPLOYMENT AGREEMENTS

6.1 Delta shall, on or before Closing, enter into employment agreements with its key employees and Matridigm's key employees (the "Employment Agreements") in the form attached hereto as Schedule "G" and Schedule "H" and proposes to enter into an employment agreement with Robert Sweetman on the terms referred to in Schedule "I".


7.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES

7.1 The representations and warranties of Delta, Matridigm and the Shareholders contained in this Agreement shall survive the Closing of the transactions contemplated hereby, and not withstanding such Closing and regardless of any investigation by or on behalf of any of the parties with respect thereto, shall continue in full force and effect for the benefit of the parties.

8.       CONDITIONS TO DELTA'S OBLIGATIONS

The obligation of Delta to complete the transactions contemplated hereby is subject to satisfaction or waiver prior to Closing of the following conditions which are for the exclusive benefit of Delta.

     (a) the representations and warranties of the other parties hereto shall be true at the time of Closing;

     (b) all the terms, covenants and conditions in this Agreement to be complied with or performed by any other party hereto at or before the Closing, shall have been complied with or performed;

     (c) completion of a satisfactory due diligence review of Matridigm and Matridigm's financial condition and operations, by Delta, its professional advisors;

     (d) receipt from the Shareholders of all of the Matridigm Shares duly executed for transfer to Delta; and

     (e)  receipt of the duly executed Employment Agreement.


9.       CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS

The obligations of the Shareholders to complete the transactions contemplated hereby are subject to satisfaction or waiver on or before Closing of the following conditions which are for their exclusive benefit:

          (a) the representations and warranties of the other parties hereto shall be true at the time of Closing;

          (b) all the terms, covenants and conditions in this Agreement to be complied with or performed by any other party hereto at or before the Closing, shall have been complied with or performed;

          (c) completion of a satisfactory due diligence review of Delta's financial condition and operations, by the Shareholders;

          (d) the issuance of the Exchanged Securities of Delta to the Shareholders in accordance with paragraph 3;

          (e)  appointment of Michael Steele to the Board of Directors of Delta.


10.      CLOSING

The Closing of the transactions contemplated hereby will take place as soon as reasonably possible at a time and place to be agreed upon by the parties hereto, but in any event on or before April 6, 2000, unless otherwise agreed by all the parties.


11.      CLOSING DELIVERIES

At the Closing, the parties hereto will make the deliveries shown below:

         (a)      Delta will deliver:

               (i)  Cdn$100,000;

               (ii) certificates representing the Exchanged Securities;

               (iii) confirmation of the appointment of Michael Steele to the
                     Board of Directors of Delta;

         (b)      the Shareholders will deliver:

               (i) share certificates representing the Matridigm Shares duly signed off or accompanied by instruments of transfer;

               (ii) consent resolutions of the directors of Matridigm approving the transfer of the Matridigm Shares to the Delta;

               (iii) new share certificates representing the Matridigm Shares registered in the name of Delta.

12.      ASSIGNMENT

This Agreement shall not be assignable by either party without the prior written consent of the other and any attempt to assign the rights, duties or obligations hereunder without such consent shall be of no effect.


13.      COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same document.


14.      ENTIRE AGREEMENT

The provisions herein contained constitute the entire agreement between the parties and supersede all previous communications, representations, and agreements whether verbal or written between the parties with respect to the subject matter hereof.

15.      ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective permitted assigns.


16.      FURTHER ASSURANCES

Each of the parties hereto hereby covenants and agrees to execute such further and other documents and instruments and to do such further and other things as may be necessary to implement and carry out the intent of this Agreement.


17.      GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of Delaware which shall be deemed to be the proper law hereof. The Courts of Delaware shall have jurisdiction (but not exclusive jurisdiction) to entertain and determine all disputes and claims, whether for specific performance, injunction, declaration or otherwise howsoever both at law and in equity, arising out of or in any way connected with the construction, breach, or alleged, threatened or anticipated breach of this Agreement and shall have jurisdiction to hear and determine all questions as to the validity, existence or enforceability thereof.

18.      MODIFICATION

This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto or by their successors or assigns.

19.      SEVERABILITY

Should any part of this Agreement be declared or held invalid for any reason, such invalidity shall not affect the validity of the remainder which shall continue in force and effect and be construed as if this Agreement had been executed without the invalid portion and it is hereby declared the intention of the parties hereto that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held invalid.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the 13th day of April, 2000.

DELTA CAPITAL TECHNOLOGIES INC.
Per:
         /s/ Michael Horsey
         Authorized Signatory

THE MATRIDIGM CORPORATION
Per:
         /s/ Michael Steele
         Authorized Signatory

THE SHAREHOLDERS OF MATRIDIGM CORPORATION:

/s/ Michael Steele                                            /s/ Cecilia Lanz
--------------------------------------------                  ----------------
MICHAEL STEELE                                                CECILIA LANZ

/s/ Diana Steele                                              /s/ Andre Lanz
--------------------------------------------                  --------------
DIANA STEELE                                                  ANDRE LANZ

/s/ Robert Sweetman
--------------------------------------------
ROBERT SWEETMAN

Listed below are the Schedules to the Exchange Agreement which have not been included in this document. These schedules will be furnished supplementally to the Commission upon request:


       Schedule                  Description

         A                 Assets of Matridigm
         B                 Delta's 10SB filing with the Securities and Exchange
                           Commission including financial Statements up to and
                           including September 30, 1999
         C                 Financial Statements of Delta for the fiscal period ended December 31, 1999
         D                 Delta's outstanding stock options as at January 1, 2000
         E                 Financial Statements of Matridigm for the fiscal period ended December 31, 1998
         F                 Financial statements of Matridigm for the fiscal period ended December 31, 1999
         G                 Employment Agreement between Delta and Michael Steele
         H                 Employment Agreement between Delta and Cecilia Lanz
         I                 Employment  Agreement memo outlining the proposed terms of an Employment  Agreement between Delta and Robert Sweetman
